EXHIBIT 3(i)

                        CERTIFICATE OF INCORPORATION
                                     OF
                            PIER 1 IMPORTS, INC.


                The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                FIRST:  The name of the corporation is

                            PIER 1 IMPORTS, INC.

                SECOND: The registered office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington in the County of New Castle, in the State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                FOURTH: The number of shares of stock which the corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares of Common Stock having a par value of One Dollar ($1.00) per share and One Million (1,000,000) shares of Preferred Stock having a par value of One Dollar ($1.00) per share.

                The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

                The authority of the Board with respect to each series shall include, but not be limited to, determination to the following:

                (a) The number of shares constituting that series and the distinctive designation of that series;

                (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                (c) Whether that series shall be convertible into, or exchangeable of any other class or series, and, if so, the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

                (d) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                (e) Whether or not the shares of that series shall be redeemable for cash property or other rights, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable;

                (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                (g) Any other relative rights, preferences and limitations of that series.

                Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment, on the Common Stock with respect to the same dividend period.

                FIFTH: The name and address of the Sole Incorporator is as follows:

                NAMEADDRESS

                J. Rodney LawrencePier 1 Inc.
                301 Commerce Street, Suite 600
                Fort Worth, Texas 76102

                SIXTH: The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws. Election of directors need not be by written ballot unless the bylaws so provide.

                SEVENTH: The corporation shall have the power, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, to indemnify each director, officer, employee or agent who serves or has served the corporation and each director, officer, employee or agent who serves or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

                NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

                IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 28th day of April, 1986.


                /s/  J. Rodney Lawrence
                Sole Incorporator

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION

                            PIER 1 IMPORTS, INC.


                Pier 1 Imports, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                FIRST: That at a meeting of the Board of Directors of the Company held on March 25, 1987, resolutions were duly adopted setting forth the following proposed amendments of the Certificate of Incorporation of the Company, and directing that they be submitted to the stockholders at the next annual meeting of stockholders:

                A. That Article Seventh of the Company's Certificate of Incorporation be amended to read as follows:

                "SEVENTH: (a)  Limitation on Certain
                Liability of Directors and Officers.  A
                director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's or officer's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
                (iii) under Section 174 of the Delaware
                General Corporation Law, or (iv) for any transaction from which the director or officer is found by a court of law to have derived an improper personal benefit.

                (b)  Right to Indemnification.   Each person
                who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that, except as provided in paragraph (c) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to other employees or agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                (c) Right of Claimant to Bring Suit. If a claim under paragraph (b) of this Article is not paid in full by the corporation within forty-five days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                (d) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                (e) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

                B. That the first paragraph of Article Fourth of the Company's Certificate of Incorporation be amended to read as follows:

                "FOURTH: The number of shares of stock which the corporation shall have authority to issue is One Hundred Million (100,000,000) shares of Common Stock having a par value of One Dollar ($1.00) per share and Five Million (5,000,000) shares of Preferred Stock having a par value of One Dollar ($1.00) per share."

                SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Company was duly called and held on June 24, 1987 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

                THIRD: That such amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                FOURTH: That the capital of the Company shall not be reduced under or by reason of such amendments.

  IN WITNESS WHEREOF, Pier 1 Imports, Inc. has caused this certificate to be signed and attested by its duly authorized officers, this 1st day of July, 1987.

                PIER 1 IMPORTS, INC.

                By: /s/ Clark A. Johnson
                    Clark A. Johnson, President

ATTEST:

 /s/ J. Rodney Lawrence
J. Rodney Lawrence, Secretary
                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                            PIER 1 IMPORTS, INC.

                Pier 1 Imports, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware hereby certifies that:
                FIRST: On August 6, 1987, the Board of Directors of the Corporation, acting by unanimous consent in accordance with the General Corporation Law of the State of Delaware and the By-laws of the Corporation, adopted the following resolution setting forth and recommending a proposed amendment to the Certificate of Incorporation of the Corporation, as amended by the Certificate of Designation filed by the Corporation on February 17, 1987 with respect to the Corporation's $.25 Preferred Stock:
                RESOLVED, that the Board of Directors hereby adopts and declares advisable the following amendments to the Company's Certificate of Incorporation, as amended by the Certificate of Designation filed by the Company on February 17, 1987 with respect to the Company's $.25 Preferred Stock (the "Certificate of Designation"):

                The designation of the Company's $.25 Preferred Stock is amended so that it shall be "Formula Rate Preferred Stock," and the text of the Certificate of Designation is amended to read in its entirety as follows:

                "RESOLVED: That pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors hereby authorizes the issuance of up to 5,000,000 shares of the Preferred Stock of the Company, and hereby fixes the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation, as follows:

                (a) The initial series of Preferred Stock shall be designated Formula Rate Preferred Stock.

                (b) The number of shares constituting the Formula Rate Preferred Stock shall be 5,000,000 shares.

                (c) The Formula Rate Preferred Stock shall have a Par value of $1.00 Per share.

                (d) In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Formula Rate Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus, an amount equal to $.66 2/3 per share of Formula Rate Preferred Stock (the "Liquidation Preference"), before any payment shall be made or any assets distributed to the holders of Common Stock; provided, however, that in the event the Company effects a stock split, either by way of a lawful stock dividend to the holders of, or a reclassification of the shares of, the Formula Rate Preferred Stock, then the amount of the Liquidation Preference per share which the holders of the Formula Rate Preferred Stock shall be entitled to receive shall be adjusted to be equal to the Liquidation Preference then in effect for shares of Formula Rate Preferred Stock multiplied by a fraction the numerator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately prior to the distribution of shares (in the case of a stock split by way of a stock dividend) or the effectiveness of the stock split (in the case of a stock split by way of a reclassification of shares) and the denominator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately after such stock split. If upon such liquidation, dissolution, or winding up of the Company the assets thus distributed among the holders of Formula Rate Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Company are to be distributed ratably among the holders of Formula Rate Preferred Stock. After payment or distribution to the holders of Formula Rate Preferred Stock of the full preferential amounts aforesaid, the holders of Common Stock shall be entitled to receive, ratably, all remaining assets of the Company. A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this paragraph.

                (e) The holders of the Formula Rate Preferred Stock shall be entitled to receive, subject only to the availability of funds legally available therefor, a cumulative annual cash dividend in the sum of Sixteen and Two-Thirds Cents ($.16 2/3) per share, and no more, which shall be payable in one or more installments, when and as may be declared by the Board of Directors from time to time; provided, however, that in the event the Company effects a stock split, either by way of a lawful stock dividend to the holders of, or a reclassification of the shares of, the Formula Rate Preferred Stock, then the amount of dividend per share which the holders of the Formula Rate Preferred Stock shall be entitled to receive shall be adjusted to be equal to the per share dividend then in effect for shares of Formula Rate Preferred Stock multiplied by a fraction the numerator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately prior to the distribution of shares (in the case of a stock split by way of a stock dividend) or the effectiveness of the stock split (in the case of a stock split by way of a reclassification of shares) and the denominator of which is the number of shares of Formula Rate Preferred Stock outstanding immediately after such stock split. The resulting dividend rate shall hereinafter be referred to as the "Formula Rate." Dividends on the Formula Rate Preferred Stock shall begin to accrue at the Formula Rate from and after the date upon which the shares of stock are distributed (in the case of a stock split by way of a stock dividend) or the reclassification becomes effective (in the case of a stock split by way of reclassification of shares). In the event of any such adjustment the Company shall (i) prepare a certificate setting forth the calculation of the Formula Rate which certificate shall be kept by the Secretary of the Company and made available to any holder of Formula Rate Preferred Stock who requests such certificate, and (ii) notify holders of such stock of the adjustment. The Formula Rate shall continue in effect unless and until the Company effects another stock split, in which case the Formula Rate shall be further adjusted pursuant to the procedure set forth above. Except as provided in this subparagraph (e), the holders of Formula Rate Preferred Stock shall not be entitled to receive or participate in any cash dividends which may be declared by the Board of Directors or paid by the Company.

                (f) The holders of the Formula Rate Preferred Stock are entitled to vote with the holders of the Common Stock as a single class, as follows:

                1. On matters subject to a vote by holders of Common Stock the holders of Formula Rate Preferred Stock shall be entitled to ten (10) votes per share, voting as a single class together with the Common Stock, which is entitled to one vote per share.

                2. The affirmative vote of at least two-thirds of the shares of the Formula Rate Preferred Stock, voting as a single class, shall be required (i) to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Company's Certificate of Incorporation which would adversely affect the preferences, special rights or powers of the Formula Rate Preferred Stock (provided, however, that an amendment that would authorize or create or increase the authorized number of shares of any stock ranking junior to the Formula Rate Preferred Stock shall not be deemed to adversely affect the preferences, rights or powers of the Formula Rate Preferred Stock); or (ii) to authorize, designate or create, or increase the authorized number of shares of, any capital stock of the Company of any class or series, or any security convertible into such capital stock, ranking prior to the Formula Rate Preferred Stock as to dividends or rights upon liquidation, dissolution or winding up. In addition, the affirmative vote of the holders of at least a majority of the Formula Rate Preferred Stock, voting as a single class, shall be required to authorize, designate or create or increase the authorized number of shares of, any class or series of capital stock of the Company or any security convertible into capital stock of the Company of any class ranking on a parity with the Formula Rate Preferred Stock as to dividends and liquidation rights. No affirmative vote or consent of the holders of the Formula Rate Preferred Stock is required for the creation, designation or classification of, or an increase or decrease in the number of shares of, Formula Rate Preferred Stock out of presently authorized shares of Preferred Stock.

                3. Whenever the cumulative annual dividend on the Formula Rate Preferred Stock shall be in arrears for as much as one calendar year, the number of directors of the Company shall be increased by two, and the holders of the Formula Rate Preferred Stock shall have, in addition to any other voting rights, the exclusive and special right, voting separately as a class, to elect by the affirmative vote of the holders of at least a majority of the Formula Rate Preferred Stock, two persons to fill such newly created directorships. Whenever such right of the holders of the Formula Rate Preferred Stock shall have vested, it may be exercised initially either at a special meeting of such holders called as provided below, or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. This special voting right shall continue until such time as all dividends accumulated on the Formula Rate Preferred Stock shall have been paid in full, at which time the special right shall terminate, subject to revesting in the event of each and every subsequent default in an annual dividend which continues for as much as one calendar year. For purposes only of this subparagraph (3) of this paragraph (f), each holder of Formula Rate Preferred Stock shall be entitled to cast one vote for each share of Formula Rate Preferred Stock held by such holder. At any time when such special voting power shall have vested in the holders of the shares of Formula Rate Preferred Stock as provided in this subparagraph (3), a proper officer of the Company shall, upon the written request of the holders of record of at least 10% of the number of shares of Formula Rate Preferred Stock at the time outstanding, addressed to the Secretary of the Company, call a special meeting of the holders of shares of Formula Rate Preferred Stock and of any other class of stock having voting power, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date at the principal office of the Company. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States of America by registered mail addressed to the Secretary of the Company at its principal office, then the holders of record of at least 10% of the number of shares of Formula Rate Preferred Stock at the time outstanding may designate in writing one of their numbers to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at said principal office. Any holder of shares of Formula Rate Preferred Stock so designated shall have access to the stock books of the Company for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this subparagraph (3), no such special meeting shall be called during the 90 days immediately preceding the date fixed for the next annual meeting of stockholders. At any meeting held for the purpose of electing directors at which the holders of shares of Formula Rate Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in this subparagraph (3), the presence, in person or by proxy, of the holders of a majority of the number of shares of Formula Rate Preferred Stock at the time outstanding shall be required to constitute a quorum of such class for the election of any director by the holders of the Formula Rate Preferred Stock as a class, each share of Formula Rate Preferred Stock counting, for purposes only of determining the presence of such a quorum, as one share of Formula Rate Preferred Stock. At any such meeting or adjournment thereof, (i) the absence of a quorum of Formula Rate Preferred Stock shall not prevent the election of the directors other than the two directors to be elected by the holders of shares of Formula Rate Preferred Stock voting as a class and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of shares of Formula Rate Preferred Stock voting as a class and (ii) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time, without notice other than announcement at the meeting, until a quorum shall be present. During any period the holders of shares of Formula Rate Preferred Stock have the right to vote as a class for the directors as provided in this subparagraph (3), the directors so elected by the holders of the Formula Rate Preferred Stock shall continue in office until termination of the right of the holders of the Formula Rate Preferred Stock to vote as a class for two directors, and any vacancies in the Board of Directors shall be filled only by vote of a majority (which majority may consist of only a single director) of the remaining directors theretofore elected by the class or classes of stock which elected the director whose office shall have become vacant.

                (g) The Company shall have the right, but not the obligation, to redeem on or at any time after February 1, 1990 (the date on which the Company gives notice for such redemption is called the "Redemption Date") all, but not less than all, of the shares of the Formula Rate Preferred Stock which are issued and outstanding as of the Redemption Date, upon the payment of the sum of $1.66 2/3 in cash for each outstanding share of the Formula Rate Preferred Stock (the "Redemption Price"); provided, however, that in the event the Company effects a stock split, either by way of lawful stock dividend to the holders of, or a reclassification of the shares of, the Formula Rate Preferred Stock, then the Redemption Price shall be adjusted to an amount per share equal to ten (10) times the Formula Rate, as determined pursuant to the procedure set forth in paragraph (e) of this Certificate of Designation, such adjusted Redemption Price to take effect from and after the date upon which such Formula Rate shall take effect. In the event of any such adjustment the Company shall (i) prepare a certificate setting forth the calculation of the adjusted Redemption Price, which certificate shall be kept by the Secretary of the Company and made available to any holder of Formula Rate Preferred Stock who requests such certificate, and which may be set forth in the same certificate as required by paragraph (e) of this Certificate of Designation, and (ii) notify holders of such stock of the adjustment. Payment of the Redemption Price shall be made within 30 days following the Redemption Date to the holders of record as of the Redemption Date.

                (h) On the Redemption Date the Company shall, and before such Redemption Date the Company may, deposit for the pro rata benefit of the holders of the shares of the Formula Rate Preferred Stock so called for redemption the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York having a capital and surplus of at least $50,000,000. Any monies so deposited by the Company and unclaimed at the end of five years from the Redemption Date shall revert to the general funds of the Company. After such reversion, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Company for the payment of the Redemption Price. Any interest accrued on funds so deposited pursuant to this paragraph (h) shall be paid from time to time to the Company for its own account.

                (i) Upon the deposit of funds pursuant to paragraph (h) in respect of shares of the Formula Rate Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive any dividends thereon shall cease to accrue from and after the Redemption Date and all rights of the holders of the shares of the Formula Rate Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the Redemption Price therefor.

                (j) In order to conform the dividend rights of the holders of the shares of $.25 Preferred Stock, as amended by the foregoing paragraphs of this Certificate, to the intention of the Board of Directors in declaring a stock split by way of a stock dividend to holders of the Common and Preferred Stock of the Company payable on July 2, 1987 to holders of record as of June 24, 1987, dividends, if any, which may have accrued (but which have not been declared) on shares of $.25 Preferred Stock at any rate in excess of $.16 2/3 per share per annum between July 2, 1987, and the date the amendments to the Certificate effected by these resolutions become effective shall be, and they hereby are, cancelled."

                FURTHER RESOLVED, that, pursuant to Section 242 of the Delaware General Corporation Law, the proper officers of the Corporation are hereby authorized and directed to cause the amendment to the Certificate of Incorporation of the Corporation, as amended by the Certificate of Designation, proposed to be adopted by the preceding resolution (the "Proposed Amendment") to be submitted to the stockholders of the Corporation at the next Annual Meeting of the stockholders of the Corporation for the purpose of voting to approve or disapprove the Proposed Amendment; provided, however, that the Proposed Amendment need not be submitted to such a vote if, prior to said Annual Meeting, the Proposed Amendment shall have been adopted by the written consent of the stockholders of the Corporation pursuant to Section 228 of the Delaware General Corporation Law.

                FURTHER RESOLVED, that, if the Proposed Amendment shall be approved and adopted by the stockholders of the Corporation in accordance with the immediately preceding resolution, the proper officers of the Corporation be, and they hereby are, authorized and directed to make and execute a Certificate of Amendment to the Certificate of Incorporation of the Corporation, setting forth the resolution to so amend the Certificate of Incorporation and certifying that said resolution has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy recorded in the Office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said amendment.

                SECOND: Thereafter the foregoing proposed amendment was approved by the written consent of the holders of more than 50% of the voting power of the Common Stock, par value $1.00 per share and the $.25 Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Corporation, voting together as a single class, and by the written consent of the holders of more than 66 1/3% of the Preferred Stock of the Corporation, voting separately as a class, pursuant to Section 228 of the General Corporation Law of the State of Delaware.
                THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
                IN WITNESS WHEREOF, Pier 1 Imports, Inc., has caused this Certificate of Amendment to be duly executed this 29th day of October, 1987.
                PIER 1 IMPORTS, INC.


                By:/s/ R. G. Herndon
                Senior Vice President

ATTEST:


/s/ J. Rodney Lawrence
Secretary
                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                            PIER 1 IMPORTS, INC.

                PIER 1 IMPORTS, INC., organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

                FIRST: That at a meeting of the Board of Directors of the corporation held on March 15, 1995, the Board duly adopted a resolution declaring advisable the following amendment to the Certificate of Incorporation of the corporation and directing that the amendment be submitted to the stockholders of the corporation at the next annual meeting of stockholders:

                The first paragraph of Article Fourth of the corporation's Certificate of Incorporation be amended to read as follows:


                "FOURTH: The number of shares of stock which the corporation shall have authority to issue is two hundred million (200,000,000) shares of Common Stock having a par value of one dollar ($1.00) per share and five million (5,000,000) shares of Preferred Stock having a par value of one dollar ($1.00) per share."

                SECOND: That such amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, the corporation has caused this certificate to be executed by its duly authorized officer this 22nd day of June, 1995.

                PIER 1 IMPORTS, INC.


                By:/s/ J. Rodney Lawrence
                J. Rodney Lawrence
                Senior Vice President

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                            PIER 1 IMPORTS, INC.


                PIER 1 IMPORTS, INC., organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

                FIRST: That at a meeting of the Board of Directors of the corporation held on March 19, 1998, the Board duly adopted a resolution declaring advisable the following amendment to the Certificate of Incorporation of the corporation and directing that the amendment be submitted to the stockholders of the corporation at the next annual meeting of stockholders:

                The first paragraph of Article Fourth of the corporation's Certificate of Incorporation be amended to read as follows:

                "FOURTH: The number of shares of stock which the corporation shall have authority to issue is five hundred million (500,000,000) shares of Common Stock having a par value of one dollar ($1.00) per share and five million (5,000,000) shares of Preferred Stock having a par value of one dollar ($1.00) per share."

                SECOND: That such amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, the corporation has caused this certificate to be executed by its duly authorized officer this 25th day of June, 1998.

                PIER 1 IMPORTS, INC.


                By _____________________
                     J. Rodney Lawrence
                     Senior Vice President